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                                                                 EXHIBIT 10.15

                   MUTUAL RELEASE AND NULLIFICATION AGREEMENT

     THIS MUTUAL RELEASE AND NULLIFICATION AGREEMENT ("Release") is made and entered into as of the 11th day of March 1999, by and between THE RECOVERY NETWORK, INC., a Colorado corporation ("Company") and TELESERVICES INTERNATIONAL GROUP, INC. ("Consultant").

                              W I T N E S S E T H

     WHEREAS, the Company and the Consultant (collectively, the "Parties") entered into a Letter of Understanding ("Agreement") as of April 17, 1998; and

     WHEREAS, the Parties mutually agree that it is to their mutual best interests to void said Agreement and to return the Parties to their respective positions relative to the subject matter of the agreement prior to its execution of the Agreement on April 17, 1998.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and efficiency of which is hereby acknowledged, the Parties hereto agree as follows:
                                   ARTICLE I
                                  TERMINATION

     1.1 The Parties hereby agree that the Agreement is null and void, and that all actions under, and effects of, said Agreement are nullified and voided as if said Agreement had never been executed by the Parties.

                                   ARTICLE II
                     WAIVER OF PERFORMANCE AND COMPENSATION

     2.1 In addition to any other agreement made herein, the Consultant specifically waives all rights to any compensation, including, but not limited to, warrants to the Company, and the Company waives all rights to any performance by the Consultant.

                                  ARTICLE III
                                     WAIVER

     3.1 Each Party hereby waives, irrevocably and in perpetuity, any and all losses, settlements, claims, actions, suits, proceedings, investigations, judgments, awards, damages and liabilities, including reasonable attorneys' fees (collectively "Losses" and, individually, a "Loss"), whether or not known, anticipated, or foreseen, which are sustained or incurred by or asserted against any of them and which arise out of the Agreement, any such action or inaction hereunder or the termination thereof, as against the other Party and its affiliates, their successors and assigns, and their respective officers, directors, shareholders, employees and agents.

     IN WITNESS WHEREOF, the parties have duly executed and delivered the Release and Indemnification Agreement, effective as of the day and year first above-written.

THE RECOVERY NETWORK, INC.                TELESERVICES INTERNATIONAL GROUP, INC.


BY: /s/ GARY HOROWITZ                     BY: /s/ JAMES H. GUILD
  ------------------------                  -------------------------
  Gary Horowitz                             James H. Guild
  President and Chief Executive Officer     President